UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer Identification No.)
File Number)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

     The following information, including the text of the press release attached to this Current Report, shall not be deemed filed with the Securities and Exchange Commission (“SEC”), nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 7.01 Regulation FD Disclosure.
     On February 1, 2008, Transmeta Corporation, a Delaware corporation (“Transmeta”) issued a press release confirming that it had become aware of a letter from Riley Investment Management LLC (“RIM”) expressing interest in seeking to acquire all of the outstanding shares of Transmeta common stock not already owned by RIM or its affiliates for $15.50 per share in cash, subject to numerous conditions, and stating that, consistent with its fiduciary duties, the Transmeta Board of Directors will carefully consider and evaluate in due course RIM’s unsolicited indication of interest.
     A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.1	Press release dated February 1, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: February 1, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.1	Press release dated February 1, 2008.